EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Concurrent Reports Fiscal 2009 Third Quarter Results

Improves Operating Model and Advances on New Initiatives

ATLANTA, Georgia, April 28, 2009 – Concurrent (Nasdaq: CCUR), a world-wide leader in video solutions, today announced results for its fiscal third quarter and nine months ended March 31, 2009.

For the third quarter, total revenues were $19.2 million and the Company recorded a net loss of $15.3 million, or $1.85 per diluted share, which includes non-cash impairment charges of $17.1 million resulting from a decline in the Company’s stock price and the write-down of the Everstream trademark in connection with renaming of the Company’s media data and advertising solutions.   The non-cash charges have no impact on the Company's existing cash balances, working capital, covenants revolver availability or normal business operations.  Excluding the impact of the impairment charges and the related income tax benefit, adjusted net income was $1.3 million, or $0.16 per diluted share, for the third quarter of fiscal 2009.  The Company’s cash balance as of March 31, 2009 was $23.9 million.

For the nine months ended March 31, 2009, total revenues increased 5% over the prior year period to $55.7 million.  The Company recorded a net loss for the first nine months of fiscal 2009 of $14.7 million, or $1.78 per share, which includes the non-cash impairment charges of $17.1 million.  Excluding the impact of the impairment charges and the related income tax benefit, adjusted net income for the first nine months of fiscal 2009 was $1.9 million, or $0.23 per diluted share.  This compares to net income of $1.3 million, or $0.15 per diluted share, reported in the same period of fiscal 2008.

Including the impairment charges noted above, the Company’s operating expenses were $46.5 million and operating loss was $14.6 million for the first nine months of fiscal 2009.  Excluding the impact of the impairment charges, adjusted operating expenses for the first nine months of fiscal 2009 decreased by approximately 6% to $29.4 million compared to $31.2 million in the comparable period of the prior fiscal year.  The Company’s adjusted operating income for the first nine months of fiscal 2009 was $2.5 million compared to an operating loss of $2.6 million in the prior year period.

Concurrent Computer Corporation Announces Third Quarter 2009 Financial Results
April 28, 2009

“Although the continuing economic environment remains challenging, we improved our operating performance for the first nine months of fiscal 2009 by maintaining our customer focus and continuing to streamline our cost structure,” commented Dan Mondor, Concurrent President and Chief Executive Officer.  “Our adjusted operating income for the nine months improved by over $5.0 million compared to the prior period.  We have created a solid financial foundation and believe we are well positioned to capitalize on our next generation of video solutions for the three screens: television, personal computer and mobile device, as announced in late March.”

Conference Call Information
Concurrent Computer Corporation will hold a conference call to discuss third quarter results today, Tuesday, April 28, 2009, at 4:30 p.m. ET, which will be broadcast live at www.ccur.com, under the Investor Relations page.  The call can be accessed live by dialing 1-800-841-9385 and entering passcode 090428#.  The accompanying PowerPoint® presentation can be accessed at Concurrent’s website, www.ccur.com.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

Use of Non-GAAP Financial Information
To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. Specifically, in this press release, we present adjusted net income, adjusted operating expenses and adjusted operating income.  These non-GAAP financial measures exclude the impact of $17.1 million of non-cash impairment charges and adjusted net income also excludes the related income tax benefit of $430,000.  These non-GAAP financial measures are among the primary factors management used in assessing the Company’s results for the three and nine months ended March 31, 2009 and for planning and forecasting future periods.  We believe the non-GAAP disclosures provide better comparability of our operating results over the relevant periods.

The method we use to produce these non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this press release and which can be found, along with other financial information, on the investor relations’ page of our Web site at: www.ccur.com

Concurrent Computer Corporation Announces Third Quarter 2009 Financial Results
April 28, 2009

About Concurrent
Concurrent (Nasdaq:  CCUR) is a global leader in innovative solutions that enable the seamless delivery, management and monetization of video on any screen.  Built on a solid foundation of video firsts and Emmy-award winning technology, Concurrent’s screen-independent video delivery solutions create a truly holistic, 360° view of the consumer video experience.  Concurrent provides customers in the cable, telco, wireless, Web, advertising and content development industries with new revenue opportunities by harnessing the full potential of video.  Concurrent’s video solutions are built upon a rich heritage of high-performance real-time technology which also powers solutions for the defense, aerospace, automotive and financial industries.  Concurrent is a global company with offices in North America, Europe and Asia.  For more information, please visit www.ccur.com.

For more information, contact:
Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Erica Abrams, Jonathan Schaffer
The Blueshirt Group for Concurrent
415.217.5864 or 212.551.1452
erica@blueshirtgroup.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied;  delays or cancellations of customer orders; changes in product demand; economic conditions; our ability to satisfy the financial covenants in our credit agreement; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of on-demand products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base and in light of the current negative macro-economic environment; privacy issues regarding data collection; and the success of our relationship with Alcatel-Lucent.

Concurrent Computer Corporation Announces Third Quarter 2009 Financial Results
April 28, 2009

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission (the SEC) on August 27, 2008, our Form 10-Q, for the first and second quarters of fiscal 2009 filed with the SEC on November 3, 2008 and January 28, 2009, and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Form 10-K and our Form 10-Qs under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008

Revenues:
Product	$12,730	$13,279	$35,845	$33,011
Service	6,513	6,095	19,853	20,196
Total revenues	19,243	19,374	55,698	53,207

Cost of sales:
Product	5,813	6,022	16,554	16,384
Service	2,453	2,753	7,265	8,210
Total cost of sales	8,266	8,775	23,819	24,594

Gross margin	10,977	10,599	31,879	28,613

Operating expenses:
Sales and marketing	4,200	3,923	12,006	11,437
Research and development	3,522	4,214	10,668	12,445
General and administrative	2,222	2,406	6,725	7,319
Impairment of goodwill and trademark	17,090	-	17,090	-
Total operating expenses	27,034	10,543	46,489	31,201

Operating (loss) income	(16,057)	56	(14,610)	(2,588)
Other (expense) income - net	(120)	265	(226)	4,059
(Loss) income before income taxes	(16,177)	321	(14,836)	1,471
Income tax (benefit) provision	(832)	20	(114)	195
Net (loss) income	$(15,345)	$301	$(14,722)	$1,276
Basic net (loss) income per share	$(1.85)	$0.04	$(1.78)	$0.15
Diluted net (loss) income per share	$(1.85)	$0.04	$(1.78)	$0.15
Basic weighted average shares outstanding	8,276	8,306	8,281	8,300
Diluted weighted average shares outstanding	8,276	8,318	8,281	8,316

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,	December 31,
	2009	2008

Revenues:
Product	$12,730	$11,066
Service	6,513	7,054
Total revenues	19,243	18,120

Cost of sales:
Product	5,813	5,106
Service	2,453	2,394
Total cost of sales	8,266	7,500

Gross margin	10,977	10,620

Operating expenses:
Sales and marketing	4,200	4,238
Research and development	3,522	3,307
General and administrative	2,222	2,180
Impairment of goodwill and trademark	17,090	-
Total operating expenses	27,034	9,725

Operating (loss) income	(16,057)	895
Other (expense) income - net	(120)	103
(Loss) income before income taxes	(16,177)	998

(Benefit) provision for income taxes	(832)	468
Net (loss) income	$(15,345)	$530
Basic net (loss) income per share	$(1.85)	$0.06
Diluted net (loss) income per share	$(1.85)	$0.06
Basic weighted average shares outstanding	8,276	8,274
Diluted weighted average shares outstanding	8,276	8,302

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31,	December 31,	June 30,
	2009	2008	2008
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$23,856	$27,668	$27,359
Trade accounts receivable, net	22,355	12,063	14,422
Inventories	3,774	3,222	5,094
Prepaid expenses and other current assets	1,472	1,662	1,360
Total current assets	51,457	44,615	48,235

Property, plant and equipment, net	3,885	3,952	3,867
Intangible assets, net	4,696	6,068	6,611
Goodwill	-	15,990	15,990
Other long-term assets	804	824	836
Total assets	$60,842	$71,449	$75,539

LIABILITIES
Accounts payable and accrued expenses	$12,240	$9,890	$13,984
Deferred revenue	10,182	7,689	8,570
Total current liabilities	22,422	17,579	22,554

Long-term deferred revenue	1,278	1,034	962
Revolving bank line of credit - non-current	949	949	949
Other long-term liabilities	3,054	3,574	3,646
Total liabilities	27,703	23,136	28,111

STOCKHOLDERS' EQUITY
Common stock	83	83	83
Additional paid-in capital	205,048	204,821	204,574
Accumulated deficit	(172,504)	(157,159)	(157,782)
Treasury stock, at cost	(255)	(255)	-
Accumulated other comprehensive income (loss)	767	823	553
Total stockholders' equity	33,139	48,313	47,428
Total liabilities and stockholders' equity	$60,842	$71,449	$75,539

Concurrent Computer Corporation
Reconciliation of Non-GAAP Adjustments
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,	December 31,	March 31,	Nine Months Ended March 31,
	2009	2008	2008	2009	2008

OPERATING EXPENSES:
Operating expenses	$27,034	$9,725	$10,543	$46,489	$31,201
Impairment of goodwill and trademark	(17,090)	-	-	(17,090)	-
Operating expense adjustment	(17,090)	-	-	(17,090)	-
Adjusted operating expenses	$9,944	$9,725	$10,543	$29,399	$31,201

OPERATING (LOSS) INCOME:
Operating (loss) income	$(16,057)	$895	$56	$(14,610)	$(2,588)
Operating expense adjustment	17,090	-	-	17,090	-
Adjusted operating income (expense)	$1,033	$895	$56	$2,480	$(2,588)

INCOME TAX (BENEFIT) PROVISION
Income tax (benefit) provision	$(832)	$468	$20	$(114)	$195
Deferred tax effect of operating expense adjustment	430	-	-	430	-
Adjusted income tax (benefit) provision	$(402)	$468	$20	$316	$195

NET (LOSS) INCOME
Net (loss) income	$(15,345)	$530	$301	$(14,722)	$1,276
Operating expense adjustment	17,090	-	-	17,090	-
Deferred tax effect of operating expense adjustment	(430)	-	-	(430)	-
Adjusted net income	$1,315	$530	$301	$1,938	$1,276

NET (LOSS) INCOME PER SHARE
(Loss) income per share - Diluted	$(1.85)	$0.06	$0.04	$(1.78)	$0.15
Operating expense adjustment	$2.06	$-	$-	$2.06	$-
Deferred tax effect of operating expense adjustment	$(0.05)	$-	$-	$(0.05)	$-
Adjusted income (loss) per share - Diluted	$0.16	$0.06	$0.04	$0.23	$0.15